UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PALISADE BIO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED OCTOBER 17, 2025

PALISADE BIO, INC.

1902 Wright Place, Suite 200

Carlsbad, California 92008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 3, 2025

Dear Stockholder:

You are invited to attend a virtual Special Meeting of Stockholders, or the “Special Meeting”, of Palisade Bio, Inc., a Delaware corporation, or the “Company,” to be held on Wednesday, December 3, 2025 at 9:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Special Meeting online by visiting www.proxydocs.com/PALI, where you will be able to listen to the meeting live, submit questions and vote. You will need to have the control number included in your proxy materials to join the Special Meeting. As always, we encourage you to vote your shares prior to the Special Meeting. You are being asked to vote on the following matters:

1.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to 8,637,810 shares of our common stock underlying certain warrants issued by us pursuant to the terms of that certain warrant inducement agreement dated as of July 23, 2025 (the “Warrant Inducement”) which is equal to or in excess of 20% of our common stock outstanding prior to the issuance of such warrants. We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 280,000,000 to 300,000,000 (which will result in an increase in the total number of authorized shares of capital stock of the Company from 287,000,000 to 307,000,000). We refer to this proposal as the “Increased Authorized Shares Proposal” or “Proposal 2.”
3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals. We refer to this as the “Adjournment Proposal” or “Proposal 3.”

A printed copy of the proxy statement for the Special Meeting (the “Proxy Statement”) is being mailed to stockholders of record who are entitled to vote at the Special Meeting on or about                       , 2025. The Proxy Statement contains instructions on how to access the Proxy Statement through the internet, and also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxydocs.com/PALI.

The foregoing items of business are more fully described in the Proxy Statement. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Company’s corporate headquarters at the address listed above for the ten-day period prior to the Special Meeting.

Only stockholders of record at the close of business on October 17, 2025 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting as set forth in the Proxy Statement.

You will not be able to attend the Special Meeting in person.

By Order of the Board of Directors

Don Williams
Chairman
, 2025

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Special Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the instructions printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED OCTOBER 17, 2025

PALISADE BIO, INC.

1902 Wright Place, Suite 200

Carlsbad, California 92008

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 3, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive proxy materials?

The Board of Directors, or the “Board,” of Palisade Bio, Inc. (sometimes referred to as the “Company,” or “Palisade,” “we,” “our” or “us”) is soliciting your proxy to vote at a Special Meeting of Stockholders, or the “Special Meeting,” including at any adjournments or postponements of the meeting. We intend to mail the Proxy Statement on or about         , 2025, to all stockholders of record entitled to vote at the Special Meeting.

Where and when is the Special Meeting?

The Special Meeting will be held virtually via live webcast on December 3, 2025, at 9:00 a.m. Pacific Time. There will be no physical meeting location. You will not be able to attend the Special Meeting in person. A summary of the information you need to attend the Special Meeting online is provided below:

●	You must register in advance at www.proxydocs.com/PALI. Upon completing your registration, you will receive further instructions via email, including your link that will allow you access to the meeting.

●	Stockholders may vote and submit questions during the Special Meeting via live webcast.

What if I have technical difficulties or trouble accessing the live webcast of the Special Meeting?

On the day of the Special Meeting, if you encounter any difficulties assessing the live webcast of the Special Meeting or during the Special Meeting, please call the technical support number that will be posted on the log-in page for our Special Meeting for assistance.

Who can vote at the Special Meeting?

Voting Shares

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were             shares of common stock outstanding and entitled to vote.

Non-Voting Shares

As of the Record Date, we also had 200,000 shares of Series A 4.5% Convertible Preferred Stock (which are currently convertible into an aggregate of 8 shares of common stock) that are outstanding but that have no voting rights with respect to the matters described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Palisade’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the proxy card by mail, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online or otherwise at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three proposals being presented for stockholder vote:

1.	Proposal 1: To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to 8,637,810 shares of our common stock underlying certain warrants issued by us pursuant to the terms of that certain warrant inducement agreement dated as of July 23, 2025 (the “Warrant Inducement”) which is equal to or in excess of 20% of our common stock outstanding prior to the issuance of such warrants. We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”
2.	Proposal 2: To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 280,000,000 to 300,000,000 (which will result in an increase in the total number of authorized shares of capital stock from 287,000,000 to 307,000,000). We refer to this proposal as the “Increased Authorized Shares Proposal” or “Proposal 2.”
3.	Proposal 3: To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals (the “Adjournment Proposal” or “Proposal 3”).

What if another matter is properly brought before the Special Meeting?

We currently know of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Special Meeting, over the telephone, through the internet or using a proxy card that you received in the mail. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.

●	VOTE BY PHONE: To vote over the telephone, dial toll-free 1-866-243-5513, using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the proxy card.

●	VOTE BY INTERNET: You may vote at www.proxypush.com/PALI to complete an electronic proxy card. You will be asked to provide the control number from the proxy card.

●	VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope we have provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you directed.

●	VOTE DURING THE SPECIAL MEETING: To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.proxydocs.com/PALI, starting at 9:00 a.m. Pacific Time on December 3, 2025.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote online at the Special Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. You must register using your control number at www.proxydocs.com/PALI and follow the instructions you receive.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on October 17, 2025, the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, by completing, dating, signing and returning your proxy card, or online at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, we believe your broker, bank or other agent may not vote your shares on Proposal 1 (the Warrant Exercise Proposal), but will be permitted to vote your shares on Proposal 2 (Increased Authorized Shares Proposal) and Proposal 3 (the Adjournment Proposal) in the absence of your instruction.

Please instruct your bank, broker or other similar organization to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Warrant Exercise Proposal, “For” the Increased Authorized Shares Proposal, and “For” the Adjournment Proposal. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using such proxy holder’s best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Mediant Communications Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $27,000 in total.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Palisade Bio, Inc., Attn: Corporate Secretary, 1902 Wright Place, Suite 200, Carlsbad, California 92008.

●	You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes will not be counted as shares entitled to vote and will have no effect on the result of the vote for Proposal 1 and Proposal 3. Broker non-votes, if any, will have the same effect as “Against” for Proposal 2.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares on such matters. These unvoted shares are counted as “broker non-votes.” If received, we believe broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for Proposals 1 and 3. Broker non-votes, if any, will have the same effect as “AGAINST” votes for Proposal 2.

How many votes are needed to approve each proposal?

Approval of the Warrant Exercise Proposal will require the affirmative vote of the majority of shares present at the Special Meeting represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on this proposal.

Approval of the Increased Authorized Shares Proposal will require the affirmative vote of the majority of outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

Approval of the Adjournment Proposal will require the affirmative vote of the majority of shares present at the Special Meeting or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third (1/3) of the outstanding shares entitled to vote are present at the Special Meeting or represented by proxy. On the Record Date, there were               shares outstanding and entitled to vote. Thus, the holders of            shares must be present at the Special Meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF UP TO 8,637,810 SHARES OF COMMON STOCK UPON

THE EXERCISE OF WARRANTS

General

We are asking stockholders, in accordance with Nasdaq Listing Rule 5635(d), to approve the issuance shares of our common stock underlying certain warrants issued by us pursuant to the terms of that certain warrant inducement agreement (the “Agreement”) dated as of July 23, 2025 (the “Warrant Inducement”) which is equal to or in excess of 20% of our common stock outstanding prior to the issuance of such warrants, as described in more detail below.

On July 23, 2025, we entered into the Agreement with a certain accredited and institutional holder (the “Holder”) of our outstanding common stock purchase warrants originally issued on May 10, 2022, which were transferred to the Holder in July 2022, on February 1, 2024, on May 6, 2024 and on December 13, 2024 (collectively, the “Existing Warrants”) to purchase shares of our common stock (the “Warrant Shares”). Pursuant to the Agreement, the exercise price of each Existing Warrant that was exercised was reduced to $0.9047 per share. In exchange for exercising the Existing Warrants, the Holder received one (1) unregistered warrant (the “New Warrant”) to purchase such number of shares of common stock (the “New Warrant Shares”) equal to 200% of the number of Warrant Shares issued pursuant to the exercise of the Existing Warrants. The New Warrant will be exercisable into an aggregate of up to 8,637,810 shares of common stock beginning on the effective date of stockholder approval of the issuance of the New Warrant Shares (the “Warrant Approval”), will have a term of exercise of five (5) years from the date of Warrant Approval, and will have an exercise price per share equal to $0.9047.

Description of Warrants

General

Pursuant to Nasdaq Stock Market Rule 5635(d), the New Warrant is not exercisable until we obtain the Warrant Approval. We have agreed that if we do not obtain Warrant Approval at the Special Meeting, we will call an additional shareholder meeting every 60 days thereafter until the earlier of the date we obtain such approval or the New Warrant is no longer outstanding. The New Warrant has an initial exercise price of $0.9047 per share, and is exercisable for a term of 5 years beginning on the date the Warrant Approval is obtained, if at all.

The holder of the New Warrant must pay the exercise price in cash upon the exercise of the New Warrant. However, at any time when a registration statement covering the issuance of the New Warrant Shares is not effective, the holder may, at its option, exercise the New Warrant on a cashless basis. When exercised on a cashless basis, a portion of the New Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

The holder of the New Warrant does not have the right to exercise any portion of the New Warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise (or 9.99% if elected by a holder prior to the issuance of the New Warrant). This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

The New Warrant will be subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions. The New Warrant also contains standard anti-dilution provisions but does not contain any price protection provisions with respect to future securities offerings of the Company.

Fundamental Transaction.

In the event that we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holder of the New Warrant will be entitled to receive upon exercise of the New Warrant, the same kind and amount of securities, cash or property which the holder would have received had it exercised its New Warrant immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the New Warrant. Additionally, as more fully described in the New Warrant, in the event of certain fundamental transactions, the holder of the New Warrant will be entitled to receive consideration in an amount equal to the Black Scholes value of the New Warrant on the date of consummation of such transaction.

Exchange Listing.

There is no established public trading market for the New Warrant, and we do not expect a market to develop. In addition, we do not intend to list the New Warrant on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the New Warrant will be limited.

Right as a Stockholder.

Except as otherwise provided in the New Warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of the New Warrant does not have the rights or privileges of holders of our common stock, including any voting rights, until the Warrant Approval is obtained and it exercises the New Warrant.

Purpose of Proposal 1

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “PALI.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer. Accordingly, we are seeking stockholder approval of the issuance of New Warrant Shares upon the exercise of the New Warrant.

Potential Consequences if Proposal 1 is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into the Agreement, as the Warrant Inducement has already been completed and the New Warrant, has already been issued. We are only asking for approval to issue the New Warrant Shares (the shares underlying the New Warrants).

The failure of our stockholders to approve Proposal 1 will mean among other things, that we cannot permit the exercise of the New Warrants and may incur substantially costs and expenses such as those listed below:

●	The New Warrant has an initial exercise price of $0.9047 per share, and we would realize an aggregate of approximately $7,815,000 in gross proceeds if the New Warrant was exercised in full based on such value. If the New Warrant cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations and advance the clinical trials for our product candidates.

●	In connection with the Warrant Inducement and the issuance of the New Warrant, we agreed to seek shareholder approval every 60 days until our shareholders approve the issuance of the New Warrant Shares. We are required to seek such approval until such time as the New Warrant is no longer outstanding. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations and advance the clinical trials for our product candidates.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of New Warrant Shares upon exercise of the New Warrant. Assuming the full exercise of the New Warrants, an aggregate of 8,637,810 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of common stock described above does not give effect to (i) the issuance of shares of common stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Vote Required

Approval of the Warrant Exercise Proposal requires “FOR” votes from the holders of a majority of the shares represented at the Special Meeting. Abstentions will have the same effect as an “against” vote on this proposal. As noted above, we believe that this proposal will be considered “non-routine” and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 8,637,810 SHARES OF COMMON STOCK UPON THE EXERCISE OF THE NEW WARRANT. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL 1 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 2

APPROVAL OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) currently authorizes the issuance of 280,000,000 shares of common stock, par value $0.01 per share. On October 17, 2025, the Company’s Board adopted a resolution approving, and declaring advisable, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 280,000,000 to 300,000,000 and the attendant increase in the number of authorized shares of our capital stock from 287,000,000 to 307,000,000 (the “Share Increase Amendment”). No change to the authorized number of shares of preferred stock is being proposed.

Text of the Amendment

The text of the form of proposed Certificate of Amendment to our Certificate of Incorporation amending the number of authorized shares is attached to this Proxy Statement as Appendix 1 (the “Certificate of Amendment”). If our stockholders approve this Proposal 2, we expect to file the Certificate of Amendment with the Secretary of State for the State of Delaware shortly following stockholder approval. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article IV of our Certificate of Incorporation would read as follows:

“The corporation shall have authority to issue shares as follows:

(i) 300,000,000 shares of Common Stock, par value $0.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

(ii) 7,000,000 shares of Preferred Stock, par value $0.01 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.”

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Reasons for the Proposal

Currently, we are authorized to issue up to 280,000,000 shares of common stock. As of the Record Date, there were                shares of common stock issued and outstanding and                shares of common stock issuable as follows:

●	shares of common stock issuable upon the exercise of warrants and pre-funded warrants;
●	8 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock;

●	shares of common stock issuable upon exercise of outstanding stock options and vesting of restricted stock units and restricted performance stock units granted under the Company’s equity compensation plans; and
●	shares of common stock reserved for future issuances under the Company’s equity compensation plans and employee stock purchase plan.

Therefore, we currently have less than             % of our total authorized shares of common stock available for future issuance.

The Board has determined it is in our best interest to increase the number of authorized shares of our common stock from 280,000,000 shares to 300,000,000 shares in order to give the Company greater flexibility in considering and planning for future potential business needs. Although there are no immediate undisclosed plans, arrangements, commitments or understandings with respect to the issuance of the additional shares of common stock that would be authorized by the Increased Authorized Shares Proposal, our Board believes it is important to provide the Company with the ability to respond to future business opportunities requiring the issuance of shares, including the consummation of equity-based financings, and to issue additional equity awards to employees, officers, directors and consultants, without the potential expense and delay associated with obtaining stockholder approval for a particular issuance. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

In determining the size of the proposed authorized share increase, our Board considered a number of factors, including the amount of capital needed to fund our operations, the need to issue equity awards and the potential need for additional shares in connection with future equity or equity-linked transactions, acquisitions or other strategic transactions.

Effect of Approval of Proposed Amendment

If the Share Increase Amendment is approved by stockholders, all other sections of the Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would do shortly after the Special Meeting, assuming Proposal 2 is approved by our stockholders. In the event that the Share Increase Amendment is not approved by our stockholders at the Special Meeting, the current Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.

Potential Anti-takeover Effects of Increase in Authorized Common Stock

In addition to the more traditional uses described above, the Company could issue shares of its stock as a defense against efforts to obtain control of the Company. The Board does not intend or view the increase in authorized shares of stock as an anti-takeover measure, nor is the Company presently aware of any third party who is or intends to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.

Vote Required

Approval of the Increased Authorized Shares Proposal requires “FOR” votes, cast either at the meeting online or by proxy, of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as an “AGAINST” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as an “AGAINST” vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCREASED AUTHORIZED SHARES PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1 or 2, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

In this Proposal 3, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1 or 2. If our stockholders approve this Proposal 3, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal 3 could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1 or 2, we could adjourn the Special Meeting without a vote on such proposal(s) and seek to convince our stockholders to change their votes in favor of such proposal(s).

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of the Adjournment Proposal requires “FOR” votes from the holders of a majority of the shares represented at the Special Meeting. Abstentions will have the same effect as an “AGAINST” vote on this Proposal 3. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, your shares are represented at the Special Meeting and your broker fails to vote your shares on this proposal, it will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL (PROPOSAL 3).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of October 13, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 133,002,572 shares of our common stock outstanding as of October 13, 2025. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”). Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date, including upon the exercise of common stock purchase options or warrants or the conversion of preferred stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Commodore Capital LP(2)	13,725,859	9.99%
Perceptive Advisors LLC(3)	13,424,243	9.99%
RA Capital Management, L.P.(4)	13,738,401	9.84%
Deep Track Capital LP(5)	12,857,142	9.22%
Squadron Capital Management, LLC(6)	8,250,000	6.20%
Point72 Capital Advisors, Inc.(7)	7,585,611	5.70%

Directors and Named Executive Officers
Donald Williams(8)	7,178	*
Binxian Wei(9)	4,115	*
Emil Chuang, M.B., B.S. FRACP(10)	667	*
J.D. Finley(11)	39,660	*
Mitchell Jones, M.D., Ph.D.(12)	16,325	*
All directors and executive officers as a group (5 persons)(13)	67,945	*

*	Represents less than one percent

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 4, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants, restricted stock units, and convertible securities that are currently exercisable or exercisable within 60 days of October 13, 2025 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants, restricted stock units, or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 133,002,572 shares of common stock outstanding on October 13, 2025, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 1902 Wright Place, Suite 200, Carlsbad, CA 92008.

(2)	Commodore Capital LP (“Commodore Capital”) is the investment manager to Commodore Capital Master LP (“Commodore Master”). Commodore Capital may be deemed to beneficially own an aggregate of 13,725,859 shares of common stock, consisting of (i) 9,332,443 shares of common stock, and (ii) 4,393,416 shares of common stock underlying pre-funded warrants, which are subject to a beneficial ownership limitation that precludes the exercise of the pre-funded warrants to the extent that, following exercise, the holder, together with its affiliates and other attribution parties, would beneficially own more than 9.99% of the common stock outstanding (the “Beneficial Ownership Limitation”). The foregoing excludes 792,298 shares of common stock underlying pre-funded warrants, which are subject to the Beneficial Ownership Limitation. Commodore Capital, as the investment manager to Commodore Master, may be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital and exercise investment discretion with respect to these securities. The address for Commodore Capital LP, Mr. Atkinson, and Mr. Kramarz is 444 Madison Avenue, Floor 35, New York, NY 10022. The address for Commodore Master is c/o Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands.

(3)	Represents 12,050,000 shares of common stock and pre-funded warrants to purchase up to 1,374,243 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”). Excludes pre-funded warrants to purchase up to 3,811,471 shares of common stock held by Perceptive Master Fund, which are not exercisable due to the Beneficial Ownership Limitation. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Perceptive Master Fund. Joseph Edelman is the managing member of Perceptive Advisors. Neither Perceptive Advisors nor Mr. Edelman directly hold any shares of common stock or any pre-funded warrants. The address for each of Perceptive Advisors, the Perceptive Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)	Represents 7,124,116 shares of common stock and pre-funded warrants to purchase up to 6,614,285 shares of common stock held by RA Capital Healthcare Fund, L.P. (the “RA Capital Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of the RA Capital Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the RA Capital Fund and may be deemed a beneficial owner of any securities of the Company held by the RA Capital Fund. The RA Capital Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the RA Capital Fund’s portfolio, including the securities reported herein. Because the RA Capital Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the RA Capital Fund disclaims beneficial ownership of the securities it holds. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported herein. The address for each of RA Capital, the RA Capital Fund, Dr. Kolchinsky and Mr. Shah is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston MA 02116.

(5)

Deep Track Capital LP and David Kroin may be deemed to be considered beneficial owners of a combined 6,428,571 shares of common stock and pre-funded warrants to purchase up to 6,428,571 shares of common stock. Deep Track Biotechnology Master Fund Ltd is the beneficial owner of a combined 2,925,000 shares of common stock and pre-funded warrants to purchase up to 6,428,571 shares of common stock, subject to the Beneficial Ownership Limitation. Deep Track Special Opportunities Fund LP is the beneficial owner of 3,503,571 shares of common stock. The address for Deep Track Capital LP, Deep Track Special Opportunities Fund and Mr. Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. The address for Deep Track Biotechnology Master Fund Ltd is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.

(6)	Represents 8,250,000 shares of common stock, 7,308,580 of which are held by Squadron Master Fund LP. Squadron Capital Management, LLC is an investment adviser that is registered as an Exempt Reporting Adviser with the SEC. Squadron Capital Management, LLC, which serves as investment adviser to private funds, including but not limited to Squadron Master Fund LP (collectively, the “Squadron Funds”), may be deemed to be the beneficial owner of all 8,250,000 shares of common stock held by the Squadron Funds. Matthew Sesterhenn and William Blank, as Partners of Squadron Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all 8,250,000 shares of common stock held by the Squadron Funds. Squadron Capital Management, LLC, Mr. Sesterhenn and Mr. Blank expressly disclaim beneficial ownership over any of the securities reported herein. The address for each of Squadron Capital Management, LLC, Squadron Master Fund LP, Mr. Sesterhenn and Mr. Blank is c/o Squadron Capital Management, LLC, 999 Oakmont Plaza Drive, Suite 600, Westmont, IL 60559.

(7)	Represents 7,585,611 shares of common stock held by Point72 Associates, LLC (“Point72 Associates”). Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors Inc., and Steven A. Cohen own directly no shares of common stock. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by Point72 Associates. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Mr. Cohen controls each of Point72 Asset Management and Point72 Capital Advisors Inc. The address for each of Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.

(8)	Includes (i) 3,728 shares of common stock and (ii) 3,450 shares of common stock underlying stock options.

(9)	Includes (i) 855 shares of common stock and (ii) 3,260 shares of common stock underlying stock options.

(10)	Includes 667 shares of common stock underlying options.

(11)	Consists of (i)(a) 13,472 shares of common stock held by Mr. Finley, (b) 134 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley, (c) 26,001 shares of common stock underlying options held by Mr. Finley, (ii)(a) 51 shares of common stock held by FCW Investments LLC, and (b) 2 shares of common stock underlying warrants held by FCW Investments, LLC. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. Does not include 2,166 performance stock units (PSUs), which vest based on volume weighted average trading price of the Company’s common stock.

(12)	Includes (i) 3,852 shares of common stock, and (ii) 12,473 shares of common stock underlying options.

(13)	Includes the securities described in footnotes (8)-(12) above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of stockholder meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Palisade stockholders will be “householding” the Company’s proxy materials. A single set of materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or Palisade. Direct your written request to the attention of the Secretary of Palisade Bio, Inc., Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, California 92008. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy materials to vote on such matters in accordance with their best judgment.

Appendix 1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PALISADE BIO, INC.

Palisade Bio, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

First: The name of the Company is PALISADE BIO, INC.

Second: The date of filing of the Company’s original certificate of incorporation with the Delaware Secretary of State was February 28, 2001, under the name “Neuralstem, Inc.”

Third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Amended and Restated Certificate of Incorporation as follows:

1.	Article IV shall be amended and restated to read in its entirety as follows:

“The corporation shall have authority to issue shares as follows:

(i) 300,000,000 shares of Common Stock, par value $0.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

(ii) 7,000,000 shares of Preferred Stock, par value $0.01 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Fourth: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted at a special meeting of the stockholders of the Company, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company on has caused this Certificate of Amendment to be signed by its Chief Executive Officer this [_]th day of [__], 2025.

Palisade Bio, Inc.

By:
Name:	JD Finley
Title:	Chief Executive Officer

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

palisadebio

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Palisade Bio, Inc.

Special Meeting of Stockholders

For Stockholders of record as of October 17, 2025

Wednesday, December 3, 2025 9:00 AM, Pacific Time

This event will be held live via the Internet- please visit www.proxydocs.com/PALI for more details.

Internet:
www.proxypush.com/PALI
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-243-5513
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting virtually and/or participate at www.proxydocs.com/PALI

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, December 3, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J.D. Finley and Donald Williams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Palisade Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Palisade Bio, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR PROPOSALS 1, 2 AND 3

You must register to attend the meeting virtually and/or participate at www.proxydocs.com/PALI

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________